EXHIBIT 10.95

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is dated as of the lst day of May, 1997 by and between DANA CREDIT CORPORATION, a Delaware corporation ("Seller") and DULUTH MASTER TRUST, an Ohio Business Trust ("Buyer").

     WHEREAS, Seller owns all of the issued and outstanding shares of common stock (the "Stock") of PAPERMILL LEASING, INC., a Delaware corporation (formerly known as Dana Leasing, Inc., which was formerly owned by DANA LEASE FINANCE CORPORATION, a wholly owned subsidiary of Seller) (the "Corporation") , which conducts no business other than (i) the leasing of the Undivided Interest (as defined in the Lease) to Consolidated Paper of Wisconsin Rapids, Wisconsin (successor in interest to Lake Superior Paper Industries) ("Lessee") pursuant to that certain Facility Lease dated December 31, 1987, between Lessee and First Bank National Association (formerly known as First National Bank of Minneapolis) , not in its individual capacity, but solely as Owner Trustee ("Owner Trustee"), as supplemented by Lease Supplement No. 1 on May 5, 1995, (the "Lease") and (ii) the performance of its obligations under the Transaction Documents (as defined in the Lease); and

     WHEREAS, Seller is willing to sell the Stock of the Corporation to Buyer on the terms and subject to the conditions set forth herein; and

     WHEREAS, Buyer is willing to buy the Stock of the Corporation from Seller on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

      2. Purchase and Sale. On the Closing Date (as hereinafter defined) and subject to the terms and conditions hereof, Seller agrees to sell, assign, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, all of the Seller's right, title and interest in and to the Stock of the Corporation for the Purchase Price (as hereinafter defined).

      3.    Conditions Precedent.

            (a) The obligations of Buyer to purchase the Stock from Seller and to pay the Purchase Price to Seller at Closing (as hereinafter defined) are subject to the satisfaction of the following conditions precedent:

                    (i) Seller shall have delivered to Buyer the certificate representing the Stock, duly endorsed in blank.

                    (ii) The representations and warranties of the Seller set forth in Section 5 hereof shall be true and correct on the Closing Date.

                    (iii) All corporate and other proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to such transactions, including those to be delivered at Closing pursuant to Section 4(b) hereof, shall be reasonably satisfactory to Buyer and, if applicable, shall have been delivered to Buyer.

                    (iv) The Corporation shall be in good standing under the laws of the State of Delaware and shall have complied with all applicable laws and governmental regulations.

                    (v) There shall have been no loss, damage or destruction of the Undivided Interest, the Facility or any part of either thereof prior to the Closing.

Buyer shall have the right to waive any or all of the foregoing conditions precedent; however, no waiver by Buyer of any condition precedent shall constitute a waiver by Buyer of any other condition precedent.

            (b) The obligations of Seller to sell the Stock to Buyer at Closing is subject to the satisfaction of the following conditions precedent:

                    (i) Seller shall have received the Purchase Price from Buyer.

                    (ii) The representations and warranties of the Buyer set forth in Section 6 hereof shall be true and correct on the Closing Date.

                    (iii) All corporate and other proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to such transactions, including those to be delivered at Closing pursuant to Section 4(c) hereof, shall be reasonably satisfactory to Seller and, if applicable, shall have been delivered to Seller.

Seller shall have the right to waive any or all of the foregoing conditions precedent; however, no waiver by Seller of any condition precedent shall constitute a waiver by Seller of any other condition precedent.

      4.    Closing.

            (a) The closing of the transactions contemplated hereby ("Closing") shall occur on May 1, 1997 at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, or at such other location or on such other date as Seller and Buyer shall mutually agree (the "Closing Date").

            (b) At the Closing, Seller shall deliver to Buyer:

                    (i) the certificate representing all of the Stock in the Corporation, duly endorsed in blank;

                    (ii) the Certificate of Incorporation and all amendments thereto, the By-laws, the minute books and all other corporate records of the Corporation;

                    (iii) a certificate  signed by a duly authorized  officer of
                          Seller, dated the Closing Date, stating that (A) the representations and warranties of Seller contained in
                          Section 5 hereof are true and correct on and as of such date;(B) no event attributable to Seller has occurred and is continuing which constitutes a default or an event of default hereunder; and (C) to such officer's knowledge, no Event of Default, Indenture Event of Default or Event of Loss has occurred and is continuing;

                    (iv) the Lease Transaction Documents and all supplements, amendments, books, records, schedules, and ancillary documents pertaining thereto in Seller's possession;

                    (v)   letters  of   resignation   of  all   officers  and
                          directors of the Corporation;

                    (vi) a certificate of the Secretary or Assistant Secretary of Seller, dated the Closing Date, attaching and certifying as to (A) the Board of Directors resolution duly authorizing the execution, delivery and performance by it of this Agreement, (B) its certificate of incorporation certified as of a recent date by the Secretary of State in the jurisdiction of its incorporation,
                          (C) its by-laws, and (D) the incumbency and signature of persons authorized to execute and deliver this Agreement on its behalf;

                    (vii) a  good  standing  certificate  from  the  appropriate officer of the state of Seller's incorporation, dated a recent date, as to the good standing of Seller as a corporation in such state;

                    (viii)a  good  standing  certificate  from  the  appropriate officer of the state of the Corporation's incorporation, dated a recent date, as to the good standing of the Corporation as a corporation in such state; and

                    (ix) an opinion of in-house counsel to Seller, and of Winston & Strawn, special counsel to Seller, in each case in form and substance reasonably satisfactory to Buyer.

      (c) At the Closing, Buyer shall deliver to Seller:

                    (i) the purchase price for the Stock in the amount of Thirteen Million, Five Hundred Thousand, Two Hundred Twenty Dollars ($13,500,220.00) (the "Purchase Price"), payable by wire transfer of immediately available funds;

                    (ii) a certificate signed by a duly authorized officer of Buyer, dated the Closing Date, stating that (A) the representations and warranties of Buyer contained in Section 6 hereof are true and correct on and as of such date; and (B) no event attributable to Buyer has occurred and is continuing which constitutes a default or event of default hereunder;

                    (iii) a   certificate   of  the   (Secretary   or  Assistant
                          Secretary) of Buyer, dated the Closing Date, attaching and certifying as to (A) the trust agreement duly authorizing the execution, delivery and performance by it of this Agreement, (B) its certificate of formation certified as of a recent date by the Secretary of State in the jurisdiction of its formation, and (C) the incumbency and signature of persons authorized to execute and deliver this Agreement on its behalf;

                    (iv) a good standing certificate from the appropriate officer of the state of Buyer's formation, dated a recent date, as to the good standing of Buyer as a business trust in such state;

                    (v) an opinion of Cloud, Koenig. & Owen special counsel to Buyer, in each case in form and substance reasonably satisfactory to Seller;

                    (vi) a non-consolidation opinion from Cloud, Koenig & Owen, special counsel to Buyer, in form and substance reasonably satisfactory to Seller; and]

                    (vii) a written  commitment  from AIM Financial  Corporation obligating it to provide Buyer funds sufficient to duly discharge Buyer's obligations assumed pursuant to
                          Section 7(b) hereof.

            (d)  Notwithstanding  the provisions of subparagraph  (c)(i) of this
Section 4, the Purchase Price shall be adjusted by mutual agreement of Seller and Buyer in the event that (i) the Closing shall occur on a day other than May 1, 1997, (ii) the aggregate amounts outstanding on the Closing Date under the Notes from the Owner Trustee to the Loan Participants are other than $18,078,032.77 (inclusive of accrued interest of $699,764.92), or (iii) Buyer does not discharge its obligations set forth in Section 7(b) hereof.

              (e)  Notwithstanding  the provisions of subparagraphs  (c) (i) and
(d) of this Section 4, the Purchase Price shall be increased by an amount (the "Additional Purchase Price") equal to (i) $400,000 if the Lessee shall deliver the notice described in Section 13(a) of the Facility Lease of its election to purchase the Undivided Interest for the amounts described in Section 13(b) of the Facility Lease, or (ii) the amount described in the succeeding sentence if any Person (including the Lessee) makes a bona fide offer prior to April 30, 1998, to purchase the Corporation's interest in the Undivided Interest. The amount of the Additional Purchase Price described in clause (ii) of the preceding sentence shall equal (A) $400,000, if the "Cash Portion of the Offer Price,, (as defined below) is greater than or equal to $17,615,000, (B) $0 if the Cash Portion of the Offer Price is less than or equal to $16,972,000 and (C) the amount described in the succeeding sentence if the Cash Portion of the Offer Price is greater than $16,972,000 but less than $17,615,000. The amount of the Additional Purchase Price described in clause (C) of the preceding sentence shall equal the product of $400,000 and a fraction, the numerator of which is equal to the amount by which the Cash Portion of the Offer Price exceeds $16,972,000 and the denominator of which is equal to $643,000. For purposes of this subparagraph (e) of this Section 4, the term "Cash Portion of the Offer Price,, shall equal the aggregate sales proceeds to be received pursuant to the offer to purchase the Undivided Interest (which shall include the amount of cash proceeds to be received by the Corporation, and the value of any other consideration (including the assumption of debt) received by the Corporation, but shall not include the aggregate amounts (including accrued interest) then outstanding under the Notes from the Owner Trustee to the Loan Participants or the amount of the obligations set forth in that certain Settlement Agreement dated September 30, 1996, between the Corporation and the Lessee). Buyer shall pay such Additional Purchase Price to Seller within 5 days of its receipt of any such offer, and if not paid within such period, on such date Seller shall be entitled to such amount plus interest at a rate per annum equal to fifteen percent (15%) ("Late Payment Rate") from such date to the date of the payment to Seller.

            (f) The obligation to adjust the Purchase Price pursuant to subparagraphs (d) and (e) of this Section 4 shall survive the consummation of the transactions contemplated by this Agreement.

      5. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, each of which shall survive the Closing, as follows:

            (a) Seller is the lawful and beneficial owner and holder of record of all of the Stock of the Corporation, free and clear of any and all pledges, security interests, liens, other encumbrances of any kind or nature whatsoever other than liens for current taxes, assessments or governmental charges or levies not yet due. The delivery of the duly endorsed certificate representing the Stock at the Closing by Seller to Buyer will transfer good and marketable title to such Stock to Buyer, free and clear of any and all pledges, security interests, liens, or other encumbrances of any kind whatsoever.

            (b) Each of Seller and the Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own and lease and operate its properties and carry on its business as now conducted and, with respect to Seller, to consummate the transactions contemplated hereby.

            (c) This Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, and other laws affecting the rights and remedies of creditors.

            (d) The authorized capital stock of the Corporation consists of one thousand (1000) shares of common stock, $1 par value, and one thousand (1000) shares of said common stock of the Corporation are outstanding. The Stock constitutes all of the issued and outstanding stock of the Corporation and is validly issued, outstanding, fully paid and non-assessable.

            (e) The assets of the Corporation consist of the beneficial interest (the "Beneficial Interest") in the Trust, which Trust owns the Undivided Interest equal to a 10.47120419% interest in the Facility.

            (f) The Casualty Values, Basic Rent Percentages, Termination Values, Special Termination Values and Agreed Fair Market Values under the Lease are all as set forth on Schedule 1 attached hereto. The amortization schedules for the Notes are set forth on Schedule 2 hereto.

            (g) No event of default by the Corporation has occurred and is continuing under the Lease Transaction Documents, and to Seller's knowledge, no Event of Default, Indenture Event of Default or Event of Loss has occurred and is continuing.

            (h) A list of the operative documents relating to the Lease is set forth on ' Schedule 3 (such documents, together with the Lease and the Notes collectively referred to herein as the "Lease Transaction Documents"). Lease Transaction Documents which Seller does not have a copy of are listed on
Schedule 4. The Beneficial Interest and Lease Transaction Documents constitute all of the assets and liabilities of the Corporation. The Corporation owns good and marketable title to the Beneficial Interest, free and clear of any and all pledges, security interest, liens, or other encumbrances whatsoever, other than liens for current taxes, assessments or governmental charges or levies not yet due, liens created by the Transaction Documents or liens created or incurred by Lessee. Each of Seller and the Corporation have fully performed all of its respective obligations under the Lease Transaction Documents to which it is a party in accordance with their respective terms.

            (i) Assuming the accuracy of the representations and warranties of Buyer set forth in Section 6 hereof, the execution, delivery and performance by Seller hereof will not violate any provision of any law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of Seller or the Corporation, respectively, or any judgment, award or decree, or any indenture or any agreement or other instrument to which Seller or the Corporation, respectively, is a party or by which it or any of its properties or assets is bound, or result in a breach of or constitute a default under agreement to which Seller or the Corporation, respectively, is a party or by which it is bound.

            (j) The Corporation has no material liabilities or obligations of any nature whatsoever, absolute or contingent, to any officer, consultant, director, employee, contractor, shareholder, or agent of the Corporation or of the Seller except as provided in the Lease Transaction Documents, and to the extent such obligations or liabilities exist and are required to be satisfied prior to the Closing Date, they have been paid or satisfied in full.

            (k) There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against Seller or the Corporation, or in connection with the Lease, the Beneficial Interest, the Undivided Interest, the Facility or any Lease Transaction Documents, before any court or governmental authority, that if determined adversely would have a material adverse effect on the property or financial condition of the Seller or an adverse effect on the property or financial condition of the Corporation or that would prevent or hinder the consummation of the transactions contemplated by this Agreement.

            (1) NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, SELLER EXPRESSLY DISCLAIMS, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATION, WARRANTY OR AGREEMENT, EXPRESS OR IMPLIED, AS TO CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE, OR FITNESS FOR USE OF THE FACILITY OR ANY PART THEREOF (INCLUDING FITNESS FOR A PARTICULAR PURPOSE), AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS WITH RESPECT TO THE FACILITY OR ANY PART THEREOF BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE FACILITY OR ANY PART THEREOF OR ANY OTHER REPRESENTATION, WARRANTY OR AGREEMENT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY OR ANY PART THEREOF.

            (m) Seller has not directly or indirectly offered any security for sale to, or solicited any offer to acquire any such security from, or sold any such security to, any person in violation of the registration provisions of the Securities Act of 1933 (as amended, the "Securities Act"), and Seller has not taken any action which would subject any such interest to the registration requirements of Section 5 thereof, and Seller will not directly or indirectly make any such offer, solicitation or sale in violation of such provisions of the Securities Act; provided, however, that the foregoing shall not be deemed to impose on Seller any responsibility with respect to any such offer, sale or solicitation by or on behalf of Buyer.

      6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller, each of which shall survive the Closing, as follows:

            (a) Buyer is a business trust duly organized and validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now being conducted, and to consummate the transactions contemplated hereunder.

            (b) Assuming the accuracy of the representations and warranties of Seller set forth in Section 5 hereof, the execution, delivery and performance by Buyer hereof will not violate any provision of any law, any order of any court or other agency of government, the trust agreement or other formation documents of Buyer, or any judgment, award or decree, or any indenture or any agreement or other instrument to which Buyer is a party or by which it or any of its properties or assets is bound, or result in a breach of or constitute a default under any agreement to which Buyer is a party or by which it is bound.

            (c) This Agreement has been duly and validly authorized, executed, and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, and other laws affecting the rights and remedies of creditors.

            (d) There is no action, suit or proceeding pending or, to the knowledge of Buyer, threatened against Buyer before any court or governmental authority.

            (e) Buyer is not intending to purchase and will not purchase the Stock with the assets of an employee benefit plan (or its related trust) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time, or with the assets of any plan (or related trust) as defined in Section 4975(e) (1) of the Code.

            (f) Buyer is acquiring, and will acquire, the Stock for its own account for investment and not with a view toward, or for sale, resale or other transfer in connection with, any distribution thereof. Buyer understands and agrees that sale, resale, transfer or other distribution of the Stock or any portion thereof or beneficial interest therein may only be made in compliance with the Securities Act and other applicable laws.

            (g) Buyer has not directly or indirectly offered any security for sale to, or solicited any offer to acquire any such security from, or sold any such security to, any person in violation of the registration provisions of the Securities Act, and Buyer has not taken any action which would subject any such interest to the registration requirements of Section 5 thereof, and Buyer will not directly or indirectly make any such offer, solicitation or sale in violation of such provisions of the Securities Act; Provided, however, that the foregoing shall not be deemed to impose on Buyer any responsibility with respect to any such offer, sale or solicitation by or on behalf of Seller.

      7.    Certain Obligations.

            (a) Except as otherwise provided in Section 8 hereof, if the transactions contemplated hereby are consummated and Buyer or the Corporation shall receive any amount under the Lease Transaction Documents or otherwise relating to the transactions contemplated thereby to which Seller is properly entitled as indemnitee or otherwise with respect to the period on or prior to the Closing on the Closing Date ("Prior Claims"), Buyer or the Corporation shall promptly remit such amount to Seller (together with, to the extent not paid over within ten business days after receipt of such payment and determination that Seller is entitled to the same, interest at a rate per annum equal to the Late Payment Rate from such date to the date of payment to Seller) and until so delivered to Seller any such amount shall be held in trust for the benefit of Seller. Except as otherwise provided in Section 8 hereof, if the transactions contemplated hereby are consummated and Seller shall receive any amount relating the Lease Transaction Documents or otherwise relating to the transactions contemplated thereby (other than any amount received in respect of a Prior Claim) to which Buyer or the Corporation is entitled thereunder with respect to the period after the Closing on the Closing Date, Seller shall promptly upon receipt of such payment remit such amount to the Corporation or Buyer (together with, to the extent not paid over within ten business days after receipt of such payment and the determination that Buyer or the Corporation is entitled to the same, interest at the Late Payment Rate from such date to the date of payment to Buyer or the Corporation), and until so delivered to the Buyer or the Corporation any such amount shall be held in trust by Seller for the benefit of the Buyer or the Corporation, as the case may be.

            (b) Buyer shall pay, and hereby assumes the obligations of the Corporation (and of Dana Lease Finance Corporation as guarantor of certain of the obligations of the Corporation) pursuant to that certain Settlement Agreement dated September 30, 1996 between the Corporation and the Lessee, including the obligations to make the payments referred to in Sections 7 and 8 thereof if and to the extent such payments are due.

            (c) Buyer shall cause the Corporation to comply with its obligations under and shall not take any action in violation of Sections 3(b), 12(b), 12(c) and 19(f) of the Financing Agreement, Sections 12.12, 12.13 and 4.01 of the Indenture or under the Trust Agreement without the prior written consent of Seller and shall not otherwise take any action or permit any action to be taken which would trigger liability under Dana Lease Finance Corporation's guaranty of the obligations of the Corporation.

      8.    Certain Tax Matters.

(a) Buyer and Seller recognize and agree that as between themselves, for purposes of federal, state and local tax laws only, (i) Seller will, if the transactions contemplated hereby are consummated, continue to be entitled to all benefits accrued and all rights vested, and shall, as between the parties to this Agreement, remain liable for all tax obligations incurred by the Corporation of any nature whatsoever, in each case with respect to the period ending as of the time of Closing on the Closing Date (the "Pre-Closing Period"), including without limitation rights to indemnification by Lessee for taxes relating to such Pre-Closing Period under the Lease Transaction Documents; and
(ii) if the transactions contemplated hereby are consummated, the Corporation and Buyer shall be entitled, respectively, to all benefits accrued and all rights vested and shall, as between the parties to this Agreement, be liable for all tax obligations incurred by the Corporation, in each case with respect to the period after the PreClosing Period (the "Post-Closing Period"), and shall be entitled, without limitation, to all rights, if any, to indemnification for taxes relating to such Post-Closing Period under the Lease Transaction Documents. Buyer and Seller agree that, in all matters relating to any such rights and obligations, each shall act in a manner consistent with, and not in derogation of, any rights of Seller, Buyer or the Corporation hereunder or under the Lease Transaction Documents with respect to the Pre-Closing Period or the Post-Closing Period, as the case may be, and Buyer shall, with respect to the rights of Seller, cause the Corporation to act in a manner consistent with the foregoing. Any refunds, credits or other tax savings with respect to taxes properly attributed to the Pre-Closing Period shall be the property of the Seller and shall be paid over to the Seller by the Buyer or the Corporation.

            (b) Neither Seller nor the Buyer represents or warrants to the other party, and no inference shall be drawn from any provisions hereof that either party represents or warrants to the other party, that the transactions contemplated by the Lease Transaction Documents will have any particular federal or state income tax or other tax consequences.

            (c) Seller shall have the exclusive obligation and authority to file or cause to be filed all U.S. federal and state tax returns that are required to be filed with respect to the income, properties and operation of the Corporation or predecessors thereto, and pay any tax shown to be due thereon, for all taxable years or other taxable period ending prior to the Closing on the Closing Date. Buyer shall have the exclusive obligation and authority to file or cause to be filed all tax returns that are required to be filed with respect to the income, properties, and operation of the Corporation or any successor thereto, and pay any tax shown to be due thereon, for any taxable year or other taxable period after the Closing on the Closing Date. Buyer and Seller agree that (i) the sale and purchase of the Stock pursuant to this Agreement will be reported for all income tax purposes as a sale by the Seller and a purchase by the Buyer of all of the issued and outstanding common stock of the Corporation for the Purchase Price, and consistent with the Corporation being the owner of the Undivided Interest on the Closing Date, and (ii) that neither Seller nor Buyer shall make an election, or request that the other party make an election, pursuant to Section 338(h) (10) of the Code or otherwise, to treat such transaction as a sale by the Corporation of any or all of its assets, or to treat the Corporation as not owning the Undivided Interest on the Closing Date.

            (d) Seller and its duly appointed representative shall have the exclusive authority to control any audit or examination by any taxing authority, exercise control over the contest rights of the Lessee set forth in the Lease Transaction Documents, initiate any claim for refunds, amend any tax return, and accounts, resolve and defend against any assessment for additional taxes, notice of tax deficiency or other adjustment of taxes of or relation to any liability of the Corporation for taxes for any Pre-Closing Period, and Seller shall be entitled to any tax refund relating to any PreClosing Period. Buyer and its duly appointed representative shall have the exclusive authority to control any audit or examination by any taxing authority, exercise control over the contest rights of the Lessee set forth in the Lease Transaction Documents, initiate any claim for refunds, amend any tax return, and accounts, resolve and defend against any assessment for additional taxes, notice of tax deficiency or other adjustment of taxes of or relation to any liability of the Corporation for taxes for any Post-Closing Periods.

            (e) Following the Closing Date, Buyer shall make available to Seller such information and data in the custody of Buyer or the Corporation which relates to the Corporation and is required by Seller in order to discharge its obligations hereunder with respect to completing tax returns relating to the Corporation for the Pre-Closing Period. Buyer and Seller shall also provide each other with such assistance as may reasonably be requested by either of them in connection with the preparation of any other tax return or report, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to any tax liability. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

      9.    Indemnification.

(a) Seller hereby agrees and undertakes to indemnify and hold Buyer, its officers, directors, shareholders, employees, representatives and agents (hereinafter the "Buyer Indemnitees") harmless from and against, and will reimburse each Buyer Indemnitee on demand for, any payment, loss, cost or expense (including, without limitation, reasonable counsel fees and expenses) made or incurred by or asserted against any such Buyer Indemnitee at any time arising out of (i) any and all liabilities, obligations, claims, damages or deficiency resulting from any omission, misrepresentation, breach of a representation or warranty, or failure to perform any term, provision, covenant or agreement on the part of Seller contained in this Agreement, or from any misrepresentation in, or omission, from or act or failure to act in connection with, any certificate, document, statement or other instrument furnished or to be furnished to Buyer pursuant to this Agreement; or (ii) any and all liabilities, obligations, claims, damage or deficiency arising out of or related to any violation, omission, act or failure to act, by the Corporation for the PreClosing Period.

            (b) Buyer hereby agrees and undertakes to indemnify and hold Seller, its officers, directors, shareholders, employees, representatives and agents ("Seller's Indemnitees") harmless from and against, and will reimburse each Seller's Indemnitee on demand for, any payment, loss, cost or expense (including, without limitation, reasonable counsel fees and expenses) made or incurred by or asserted against any such Seller Indemnitee at any time arising out of (i) any and all liabilities, obligations, claims, damages or deficiency resulting from any omission, misrepresentation, breach of a representation or warranty, or failure to perform any term, provision, covenant or agreement on the part of Buyer contained in this Agreement, or from any misrepresentation in, or omission, from or act or failure to act in connection with, any certificate, document, statement or other instrument furnished or to be furnished to Seller pursuant to this Agreement; or (ii) any and all liabilities, obligations, claims, damage or deficiency arising out of the Corporation's performance or failure to perform or acts or events relating to the PostClosing Period (except to the extent attributable to acts of or omissions by the Corporation, or events which occurred, in the PreClosing Period).

            (c) The obligations to indemnify and hold harmless  pursuant to this
Section 9 shall survive the consummation of the transactions contemplated by this Agreement.


      10.   Miscellaneous.

            (a) Each of the parties represents and warrants to the other party that has not engaged a broker in connection with the transactions contemplated by this Agreement, and no person or entity engaged by such party has any valid claim against any of the parties hereto for a brokerage commission, finders fee, or other like payment.

            (b) Except as otherwise stated in this Agreement, each party agrees to be responsible for its own legal expenses and all other expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement.

            (c) This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all other agreements, including without limitation that letter agreement dated as of April 17, 1997 between Dana Lease Finance Corporation and Tropic Communications Inc. and no provision hereof shall be amended or waived in the absence of a writing duly executed by the parties hereto.
The provisions of this Agreement are severable.

            (d) The section headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) Each notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

            If to Seller:   Dana Credit Corporation
            Courier:        1801 Richards Road Toledo, Ohio 43607
            Attn:           Operations
            Mail:           P. 0. Box 906 Toledo, Ohio 43697
            Attn:           Operations

            If to Buyer:    Duluth Master Trust
                            Suite 208
                            3021 Bethel Road
                            Columbus, Ohio 43221
            Attn:           Co-Trustees

All such notices shall be deemed to have been given upon receipt, as established in the case of mailed notice by the return receipt.

            (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law rules.

            (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

            (h) This Agreement shall not be assignable by either party without the express written consent of the other party. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

            (i) Except for the notice of name change and address for contacts to be delivered by the Seller to the Owner Trustee simultaneously with the consummation of the transactions contemplated herein, Buyer and Seller agree that (A) during the period prior to September 1, 1997 to hold confidential in accordance with this paragraph (i) the consummation of the transactions contemplated herein and the transfer of the Stock to Buyer and (B) with respect to any information delivered pursuant to this Agreement, and any other information obtained by Buyer or Seller as a result of any examination or discussion contemplated under this Agreement, to the extent that such information has not theretofore otherwise been disclosed in such a manner as to render such information generally available to the public and that such information has been clearly marked or labeled as being confidential information, each party hereto will employ reasonable procedures designed to maintain the confidential nature of the information therein contained, provided, that anything herein contained to the contrary notwithstanding, each party hereto may disclose or disseminate such information to: (a) its Affiliates and its and their directors, employees, agents, attorneys and accountants who would ordinarily have access to such information in the normal course of the performance of their duties; (b) such third parties as each party hereto may, in its discretion, deem reasonably necessary or desirable in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation, regulatory authority
(including, without limitation the National Association of Insurance Commissioners) request or requests, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board of any governmental agency, commission, authority, board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any other governmental authority; (c) to any prospective successor or assign which has agreed with such party that, upon disclosure of such information, such prospective successor or assign shall be bound by the provisions hereof; (d) any Person in order to enforce the rights of any party hereto under this Agreement; and (e) any Person if such information is publicly available or readily ascertainable from public sources; and, provided further, that no party hereto shall be liable to any Person for damages for any failure by such party to comply with the provisions of this paragraph, except in any case involving gross negligence, willful misconduct or fraudulent misconduct.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Seller and by Buyer as the date first above written.

                              DANA CREDIT CORPORATION,
                              as Seller

                              By:
                              Name:

                              Title:


                              DULUTH MASTER TRUST,
                              as Buyer

                              By:
                              Name:

                              Title: